EXHIBIT (a)(1)(C)

NOTICE OF WITHDRAWAL

SUNTRUST BANKS, INC.

Offer To Purchase for Cash

for up to $1,000,000,000 aggregate liquidation preference or amount of the issued and outstanding

Public Preferred Depositary Shares, liquidation preference $25 per share, each representing a 1/4,000th interest in a share of Perpetual Preferred Stock, Series A (the “Preferred Depositary Shares”) CUSIP No 867914509

SunTrust Preferred Capital I 5.853% Fixed-to-Floating Rate Normal PPS, liquidation amount $1,000 per security (the “Normal PPS”) CUSIP No 86800XAA6

SunTrust Capital VIII 6.100% Trust Preferred Securities, liquidation amount $1,000 per security (the “SunTrust Capital VIII Preferred Securities”) CUSIP No 86800YAA4

SunTrust Capital I Floating Rate Preferred Securities, Series A, liquidation amount $1,000 per security (the “SunTrust Capital I Preferred Securities”) CUSIP No 86787XAA3

SunTrust Capital III Floating Rate Preferred Securities, Series A, liquidation amount $1,000 per security (the “SunTrust Capital III Preferred Securities” and collectively with the above securities, the “Securities”) CUSIP No 86788LAA8

Pursuant to the Offer to Purchase for Cash Dated June 1, 2009

Dated June 1, 2009

The Offer (as hereinafter defined) will expire at 11:59 p.m., New York City time, on June 26, 2009, unless extended or earlier terminated. The term “Expiration Date” for any series of Securities means such date and time or, if the Offer is extended for such series of Securities, the latest date and time to which the Offer is extended for such series of Securities. You may withdraw your tender of any series of Securities at any time on or prior to the Expiration Date. In addition, you may withdraw Securities that you tender that are not accepted for tender after the expiration of 40 business days after the commencement of the Offer.

The undersigned acknowledges receipt of the Offer to Purchase, dated June 1, 2009 (the “Offer to Purchase”), of SunTrust Banks, Inc. a Georgia corporation, (the “Company”), and the Letter of Transmittal and instructions thereto (the “Letter of Transmittal” and, together with the Offer to Purchase, as amended from time to time, the “Offer Documents”), which together constitute the Company’s offer (the “Offer”) to registered holders, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal to purchase up to $1,000,000,000 aggregate liquidation preference or amount of the issued and outstanding Preferred Depositary Shares, Normal PPS, SunTrust Capital VIII Preferred Securities, SunTrust Capital I Preferred Securities and SunTrust Capital III Preferred Securities (collectively, the “Securities”). All withdrawals of Securities previously tendered in the Offer (as defined in the Offer to Purchase) must comply with the procedures described in the Offer to Purchase under “Terms of the Offer—Withdrawal of Tenders.”

The undersigned has identified in the table below the Securities that it is withdrawing from the Offer:

Description of Securities Withdrawn

Title of Securities to be Withdrawn	Liquidation Amount or Number of Shares to be Withdrawn:	Date(s) Such Securities were Tendered:

Depositary Shares, liquidation preference $25 per share, each representing a 1/4,000th interest in a share of Perpetual Preferred Stock, Series A
SunTrust Preferred Capital I 5.853% Fixed-to-Floating Rate Normal PPS
SunTrust Capital VIII 6.100% Trust Preferred Securities
SunTrust Capital I Floating Rate Preferred Securities, Series A
SunTrust Capital III Floating Rate Preferred Securities, Series A

TOTAL LIQUIDATION AMOUNT OR NUMBER OF SHARES WITHDRAWN:

*If any Securities were tendered through The Depository Trust Company (DTC), please provide the DTC Participant Number. This form should only be used for withdrawals of Securities delivered through DTC if the undersigned needs to withdraw Securities on the final day of the Offer and withdrawal through DTC is no longer available. Otherwise, the DTC form of withdrawal should be used for such Securities.

You may transmit this Notice of Withdrawal to the Depositary and Information Agent, D. F. King & Co., Inc., at the address listed on the back of the Offer to Purchase.

This notice of withdrawal must be signed below by the registered holder(s) of the Securities tendered as its or their names appear on the certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with the letter of transmittal used to tender such Securities. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the full title of such persons.

Name(s):

Account Number(s):

Signature(s):

Capacity (full title):

Address (including Zip Code):

Area Code and Telephone Number:

Tax Identification or Social Security No.:

Dated:                                                                                                               , 2009

DTC Participant Number (applicable for Securities tendered through DTC only)

The Company will determine all questions as to the validity, form and eligibility (including time of receipt) of any notice of withdrawal in its sole discretion, and its determination shall be final and binding. None of the Company, the Dealer Managers, the Depositary and Information Agent (each as defined in the Offer to Purchase) or any other person is under any duty to give notice of any defects or irregularities in any notice of withdrawal and none of them will incur any liability for failure to give any such notice.